EXHIBIT 5.1
R.H. Donnelley Corporation
1001 Winstead Drive
Cary, North Carolina 27513
November 9, 2006
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re:	Up to 18,848,719 Shares of Common Stock, Par Value $1.00 Per Share, to be Offered by Selling Stockholders
Ladies and Gentlemen:
      I am the Senior Vice President, General Counsel and Corporate Secretary of R.H. Donnelley Corporation, a Delaware corporation (the “Company”), and have acted in such capacity in connection with the Registration Statement on Form S-3 (the “Registration Statement”) related to the resale by certain of the Company’s stockholders (the “Selling Stockholders”), of up to 18,848,719 shares (the “Shares”) of Common Stock, par value $1.00 per share (the “Common Stock”), of the Company to be sold pursuant to an underwriting agreement (the “Underwriting Agreement”) proposed to be entered into by and among the Company, the Selling Stockholders and Lehman Brothers Inc.
      In rendering this opinion, I have examined such documents and records and matters of law as I have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the assumptions, qualifications and limitations stated herein, I am of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.
      My examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly my opinions herein are limited to, the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and I express no opinion with respect to any other law of the State of Delaware or as to the effect of the laws of any other jurisdiction.

Securities and Exchange Commission
November 9, 2006

      I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to me under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, I do not hereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Robert J. Bush

Robert J. Bush
Senior Vice President, General Counsel and Corporate Secretary